SCHEDULE I

SHAREHOLDER SERVICING AGREEMENT

WELLS FARGO FUNDS TRUST

100% Treasury Money Market Fund

Absolute Return Fund

Adjustable Rate Government Fund

Alternative Risk Premia Fund

Asset Allocation Fund

C&B Large Cap Value Fund

C&B Mid Cap Value Fund

California Limited-Term Tax-Free Fund

California Tax-Free Fund

Cash Investment Money Market Fund

Classic Value Fund

Common Stock Fund

Conservative Income Fund

Core Bond Fund

Core Plus Bond Fund

Disciplined Small Cap Fund

Disciplined U.S. Core Fund

Discovery Fund

Diversified Capital Builder Fund

Diversified Equity Fund

Diversified Income Builder Fund

Diversified International Fund

Dynamic Target Today Fund

Dynamic Target 2015 Fund

Dynamic Target 2020 Fund

Dynamic Target 2025 Fund

Dynamic Target 2030 Fund

Dynamic Target 2035 Fund

Dynamic Target 2040 Fund

Dynamic Target 2045 Fund

Dynamic Target 2050 Fund

Dynamic Target 2055 Fund

Dynamic Target 2060 Fund

Emerging Growth Fund

Emerging Markets Bond Fund

Emerging Markets Equity Fund

Emerging Markets Equity Income Fund

Endeavor Select Fund

Enterprise Fund

Fundamental Small Cap Growth Fund

Global Investment Grade Credit Fund

Global Small Cap Fund

Government Money Market Fund

Government Securities Fund

Growth Fund

Growth Balanced Fund

Heritage Money Market Fund

High Yield Bond Fund

High Yield Corporate Bond Fund

High Yield Municipal Bond Fund

Index Asset Allocation Fund

Index Fund

Intermediate Tax/AMT-Free Fund

International Bond Fund

International Government Bond Fund

International Equity Fund

International Value Fund

Intrinsic Small Cap Value Fund

Intrinsic World Equity Fund

Large Cap Core Fund

Large Cap Growth Fund

Large Company Value Fund

Low Volatility U.S. Equity Fund

Managed Account CoreBuilder Shares Series M

Minnesota Tax-Free Fund

Moderate Balanced Fund

Money Market Fund

Municipal Bond Fund

Municipal Cash Management Money Market Fund

Municipal Sustainability Fund

National Tax-Free Money Market Fund

Omega Growth Fund

Opportunity Fund

Pennsylvania Tax-Free Fund

Precious Metals Fund

Premier Large Company Growth Fund

Real Return Fund

Short Duration Government Bond Fund

Short-Term Bond Fund

Short-Term High Yield Bond Fund

Short-Term Municipal Bond Fund

Small Company Growth Fund

Small Company Value Fund

Special International Small Cap Fund

Special Mid Cap Value Fund

Special Small Cap Value Fund

Specialized Technology Fund

Strategic Income Fund

Strategic Municipal Bond Fund

Target Today Fund

Target 2010 Fund

Target 2015 Fund

Target 2020 Fund

Target 2025 Fund

Target 2030 Fund

Target 2035 Fund

Target 2040 Fund

Target 2045 Fund

Target 2050 Fund

Target 2055 Fund

Target 2060 Fund

Treasury Plus Money Market Fund

Ultra Short-Term Income Fund

Ultra Short-Term Municipal Income Fund

U.S. Core Bond Fund

Utility and Telecommunications Fund

WealthBuilder Conservative Allocation Fund

WealthBuilder Equity Fund

WealthBuilder Growth Allocation Fund

WealthBuilder Growth Balanced Fund

WealthBuilder Moderate Balanced Fund

Wisconsin Tax-Free Fund

Schedule I amended:  March 2, 2020
SCHEDULE II

Services

Establish and maintain accounts relating to Clients that invest in Shares;

Answer Client inquiries regarding account status and history, and the manner in which purchases, exchanges and redemptions of Shares may be effected;

Assist Clients in designating and changing dividend options (as available), account designations and addresses;

Process and verify purchase, redemption and exchange transactions;

Process and verify the wiring or other transfer of funds to and from Client accounts in connection with Client orders to purchase or redeem Shares;

Provide necessary personnel and facilities to establish and maintain Client accounts and records, respond to questions with respect to the Funds; and

Provide such other shareholder liaison or related services as the Funds or a Client may reasonably request.